UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2011

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

Delaware	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 1000
Los Angeles, California 90017
 (Address of Principal Executive Offices)

213-689-8631
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.07	Submission of Maters to a Vote of Security Holders.

The following are the voting results for each proposal submitted to the stockholders of CyberDefender Corporation (the “Company”) at its Annual Meeting of Stockholders held on June 9, 2011.  The proposals below are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 25, 2011.

At the Annual Meeting, all of the six nominee directors were elected to the Company’s Board of Directors to serve until the Company’s 2012 Annual Meeting of Stockholders, or until their successors have been duly elected or appointed, or until their earlier resignation or removal (Proposal 1 below).  Each of the other proposals below received the requisite vote of the stockholders and, therefore, all proposals submitted to the stockholders have been duly approved.

	For	Withheld	Broker Non-Vote
1. The election of Gary Guseinov, Kevin Harris, Howard Bain III, Thomas Connerty, Thomas Patterson and Ricardo Salas as directors of the Company to serve until the Company’s next annual meeting of shareholders, and thereafter until their successors shall have been duly elected and qualified, or until their earlier resignation or removal:

Gary Guseinov	11,594,142	833,948	8,823,398
Kevin Harris	11,985,390	422,700	8,823,398
Howard Bain III	12,421,189	6,901	8,823,398
Thomas Connerty	12,356,289	71,801	8,823,398
Thomas Patterson	12,421,189	6,901	8,823,398
Ricardo Salas	12,320,637	107,453	8,823,398

	For	Against	Abstain	Broker Non-Vote
2. A proposal to approve issuance of convertible promissory notes:	11,776,009	154,011	498,070	8,823,398
3. A proposal to ratify the appointment of Grant Thornton LLP as the independent auditor of the Company’s financial statements for the year ending December 31, 2011:	20,084,081	126,135	1,041,272	-0-

SIGNATURES

Dated:  June 10, 2011

CYBERDEFENDER CORPORATION

By:	/s/ Kevin Harris
Kevin Harris, Chief Financial Officer and Secretary